                                                                       EXHIBIT G
                                                               FILE NO. 70-10299

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2005
                                  (IN MILLIONS)

                                                                                         OTHER
                                                              INCOME                  CHANGES IN      ENDING
                                               BEGINNING       FROM                     STOCK-       BALANCE
                                             BALANCE JUNE   CONTINUING               ISSUANCES OF   SEPTEMBER
                                               30, 2005     OPERATIONS   DIVIDENDS       STOCK       30, 2005
                                             ------------   ----------   ---------   ------------   ---------
SHAREHOLDERS' EQUITY
   Common stock                                $     3          $--        $ --           $--        $     3
   Additional paid-in capital                    2,907           --          --            10          2,917
   Retained deficit                             (1,689)          50         (22)           --         (1,661)
   Net deferred loss from cash flow hedges         (34)          --          --            (1)           (35)
   Benefits - minimum liability adjustment          (6)          --          --            --             (6)
                                               -------          ---        ----           ---        -------
      TOTAL SHAREHOLDERS' EQUITY               $ 1,181          $50        $(22)          $ 9        $ 1,218
                                               =======          ===        ====           ===        =======

                                                                       EXHIBIT G
                                                               FILE NO. 70-10299

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2005
                                  (IN MILLIONS)

                                                                              ENDING
                                BEGINNING                   CONTRIBUTION     BALANCE
                                 BALANCE                    FROM PARENT-    SEPTEMBER
                              JUNE 30, 2005   NET INCOME   TAX ALLOCATION   30, 2005
                              -------------   ----------   --------------   ---------
MEMBER'S EQUITY
   Common stock                  $   --           $--            $--         $   --
   Paid-in capital                2,283            --             26          2,309
   Retained deficit                (140)           95             --            (45)
                                 ------           ---            ---         ------
      TOTAL MEMBER'S EQUITY      $2,143           $95            $26         $2,264
                                 ======           ===            ===         ======

                                                                       EXHIBIT G
                                                               FILE NO. 70-10299

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2005
                                  (IN MILLIONS)

                                              BEGINNING                     OTHER         CONTRIBUTION    ENDING BALANCE
                                            BALANCE JUNE                COMPREHENSIVE   FROM PARENT-TAX    SEPTEMBER 30,
                                              30, 2005     NET INCOME        LOSS          ALLOCATION          2005
                                            ------------   ----------   -------------   ---------------   --------------
STOCKHOLDER'S EQUITY
   Common stock                                $   --          $--           $--              $--             $   --
   Paid-in capital                              2,287           --            --                5              2,292
   Retained earnings                              328            4            --               --                332
   Accumulated other comprehensive income           9           --            (5)              --                  4
                                               ------          ---           ---              ---             ------
      TOTAL STOCKHOLDER'S EQUITY               $2,624          $ 4           $(5)             $ 5             $2,628
                                               ======          ===           ===              ===             ======